Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-30185, Form S-8 No. 333-74451, Form S-8 No. 333-105454 and
Form S-8 No. 333-139728) of Playboy Enterprises, Inc. and in the related prospectuses of our reports dated March 11, 2008, with respect to the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc., and the effectiveness of internal control over financial reporting of Playboy Enterprises, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                                                           /s/ Ernst & Young LLP

Chicago, Illinois
March 11, 2008